UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2011

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland Road, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01 Other Events.

On January 6, 2012, Acorn Energy, Inc. (the “Company”) announced the appointment of Heather K. Mallard as Vice President, General Counsel and Secretary, effective February 1, 2012.  Ms. Mallard will succeed Joe B. Cogdell, Jr., who had served at both the Company and at its CoaLogix Inc. subsidiary, which the Company sold on August 31, 2011. Mr. Cogdell, who remained at CoaLogix after the sale, continued to serve the Company in those capacities through the end of 2011 under a transition services agreement between the Company and CoaLogix.

A press release relating to Ms. Mallard’s appointment and the end of Mr. Cogdell’s service to the Company is annexed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release of Acorn Energy, Inc., dated January 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of January, 2012.

ACORN ENERGY, INC.

By:	/s/ John A. Moore
Name:	John A. Moore
Title:	Chairman and Chief Executive
Officer